Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports 4th Quarter 2017 Results;

Provides Full Year 2018 Outlook

Boca Raton, Florida, February 26, 2018 (GLOBE NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2017.

Highlights of the fourth quarter include:

•	Net income of $7.7 million or $0.06 per share

•	AFFO per share growth of 9% over the year earlier period

•	Added 1,165 sites to our portfolio during the quarter

•	Repurchased 1.9 million shares during the fourth quarter

“We ended the year with solid results and strong momentum as we move into 2018,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “In 2017 we saw steady activity across all our markets and we executed well, with results exceeding our plan and initial guidance. We stayed fully invested, allocating capital in substantial amounts to both portfolio growth and stock repurchases. We met our portfolio growth goals, growing the portfolio by 6.5% in 2017. We have moved into 2018 with solid momentum and the opportunity to build on the momentum we have. For the first time in years, all four major U.S. wireless carriers are active and anticipated to remain active through 2018. FirstNet activity is growing and has begun to produce revenue. Our international markets are also performing well, and we view the judicial approval of the Oi reorganization in Brazil as a major positive. We are off to a fast start in terms of portfolio growth, and expect to again achieve our portfolio growth goals of 5% to 10% in 2018. We anticipate staying fully invested to our target net debt leverage range of 7.0x to 7.5x annualized adjusted EBITDA, and to do so through a mix of portfolio growth and stock repurchases. We are optimistic that the anticipated improved organic leasing activity and continued opportunistic capital allocation will keep us on track to achieving our goal of $10 or more of AFFO per share in 2020.”

Operating Results

The table below details select financial results for the three months ended December 31, 2017 and comparisons to the prior year period.

	Q4 2017	Q4 2016	$ Change	% Change	% Change excluding FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$414.1	$393.6	$20.5	5.2%	4.9%
Site development revenue	29.0	22.9	6.1	26.6%	26.6%
Tower cash flow (1)	327.0	308.4	18.6	6.0%	5.8%
Net income	7.7	5.3	2.4	45.3%	431.2%
Earnings per share - diluted	0.06	0.04	0.02	50.0%	475.0%
Adjusted EBITDA (1)	310.1	287.0	23.1	8.0%	7.8%
AFFO (1)	211.8	201.3	10.5	5.2%	4.9%
AFFO per share (1)	1.78	1.63	0.15	9.2%	9.2%

(1)	Non-GAAP metrics, please see the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Total revenues in the fourth quarter of 2017 were $443.1 million compared to $416.5 million in the year earlier period, an increase of 6.4%. Site leasing revenue in the quarter of $414.1 million was comprised of domestic site leasing revenue of $333.5 million and international site leasing revenue of $80.5 million. Domestic cash site leasing revenue was $332.9 million in the fourth quarter of 2017 compared to $320.7 million in the year earlier period, an increase of 3.8%. International cash site leasing revenue was $77.2 million in the fourth quarter of 2017 compared to $66.3 million in the year earlier period, an increase of 16.6%.

Site leasing operating profit was $323.6 million, an increase of 5.4% over the year earlier period. Site leasing contributed 98.5% of the Company’s total operating profit in the fourth quarter of 2017. Domestic site leasing segment operating profit was $268.6 million, an increase of 4.2% over the year earlier period. International site leasing segment operating profit was $55.0 million, an increase of 11.7% over the year earlier period.

Tower Cash Flow for the fourth quarter of 2017 of $327.0 million was comprised of Domestic Tower Cash Flow of $274.4 million and International Tower Cash Flow of $52.6 million. Domestic Tower Cash Flow for the quarter increased 4.4% over the prior year period and International Tower Cash Flow increased 15.7% over the prior year period. Tower Cash Flow Margin was 79.7% for the fourth quarter of 2017 and 2016.

Net Cash Interest Expense was $83.6 million in the fourth quarter of 2017 compared to $75.0 million in the fourth quarter of 2016, an increase of 11.5%.

Net income for the fourth quarter of 2017 was $7.7 million, or $0.06 per share, and included a $20.4 million loss on the currency related remeasurement of a U.S. dollar denominated intercompany loan with a Brazilian subsidiary, while net income for the fourth quarter of 2016 was $5.3 million, or $0.04 per share, and included a $1.1 million gain on the currency related remeasurement of a U.S. dollar denominated intercompany loan with a Brazilian subsidiary.

Adjusted EBITDA for the quarter was $310.1 million, an 8.0% increase over the prior year period. Adjusted EBITDA Margin was 70.6% in the fourth quarter of 2017 compared to 70.0% in the fourth quarter of 2016.

AFFO for the quarter was $211.8 million, a 5.2% increase over the prior year period. AFFO per share for the fourth quarter of 2017 was $1.78, a 9.2% increase over the fourth quarter of 2016.

Investing Activities

During the fourth quarter of 2017, SBA purchased 989 communication sites for total consideration of $250.2 million, including 941 sites in Brazil. SBA also built 176 towers during the fourth quarter of 2017. As of December 31, 2017, SBA owned or operated 27,909 communication sites, 15,979 of which are located in the United States and its territories, and 11,930 of which are located internationally. In addition, the Company spent $19.6 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the fourth quarter of 2017 were $322.4 million, consisting of $10.2 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $312.2 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to the fourth quarter of 2017, the Company acquired 308 communication sites for an aggregate consideration of $79.5 million in cash. In addition, the Company has agreed to purchase in the U.S. and internationally 1,038 communication sites for an aggregate amount of $308.5 million, including 811 sites in El Salvador from a subsidiary of Millicom International Cellular S.A. The Company anticipates that these acquisitions will be consummated throughout 2018.

Financing Activities and Liquidity

SBA ended the fourth quarter with $9.4 billion of total debt, $6.8 billion of total secured debt, $101.9 million of cash and cash equivalents, short-term restricted cash, and short-term investments, and $9.3 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.5x and 5.4x, respectively.

As of the date of this press release, SBA had $75.0 million outstanding under its $1.0 billion Revolving Credit Facility.

During the fourth quarter of 2017, the Company repurchased 1.9 million shares of its Class A common stock for $311.1 million, at an average price per share of $160.15.

On February 16, 2018, the Company’s Board of Directors authorized a new $1.0 billion stock repurchase plan, replacing the prior plan authorized on January 12, 2017 which had a remaining authorization of $150.0 million. This new plan authorizes the Company to purchase, from time to time, up to $1.0 billion of our outstanding Class A common stock through open market repurchases in compliance with Rule 10b-18 under the Exchange Act and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. Shares repurchased will be retired. The new plan has no time deadline and will continue until otherwise modified or terminated by the Company’s Board of Directors at any time in its sole discretion. As of the date of this filing, the Company had the full $1.0 billion authorization remaining under the new plan.

On October 13, 2017, the Company issued $750.0 million of unsecured senior notes due October 1, 2022 (the “2017 Senior Notes”). The 2017 Senior Notes accrue interest at a rate of 4.0% per annum. Interest on the 2017 Senior Notes is due semi-annually on April 1 and October 1 of each year, beginning on April 1, 2018. Net proceeds from this offering were used to repay $460.0 million outstanding under the Revolving Credit Facility and for general corporate purposes.

On February 16, 2018, the Company agreed to issue, through a Trust, $640.0 million of Secured Tower Revenue Securities Series 2018-1C (the “2018-1C Tower Securities”), which offering is expected to close March 9, 2018. These securities are expected to have an anticipated repayment date of March 9, 2023 and a final maturity date of March 9, 2048. The fixed interest rate on the 2018-1C Tower Securities will be 3.448% per annum, payable monthly, and the proceeds of this offering, in combination with borrowings under the Revolving Credit Facility, will be used to repay the entire aggregate principal amount of the 2013-1C Tower Securities ($425.0 million) and 2013-1D Tower Securities ($330.0 million), as well as accrued and unpaid interest.

Outlook

The Company is providing its full year 2018 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2018 Outlook assumes the acquisitions of only those communication sites under contract at the time of this press release. The Company may spend additional capital in 2018 on acquiring revenue producing assets not yet identified or under contract, or on stock repurchases, the impact of which is not reflected in the 2018 guidance. The Outlook does not contemplate any new financings or any additional repurchases of the Company’s stock during 2018 other than those financings and repurchases completed as of the date of this press release.

The Company’s Outlook assumes an average foreign currency exchange rate of 3.33 Brazilian Reais to 1.0 U.S. Dollar and 1.25 Canadian Dollars to 1.0 U.S. Dollar for the full year 2018 Outlook, including an assumption of 3.25 BRL to 1.0 USD during the first quarter of 2018.

(in millions, except per share amounts)	Full Year 2018
Site leasing revenue (1)	$1,730.0	to	$1,750.0
Site development revenue	$100.0	to	$120.0
Total revenues	$1,830.0	to	$1,870.0
Tower Cash Flow (2)	$1,357.0	to	$1,377.0
Adjusted EBITDA (2)	$1,279.0	to	$1,299.0
Net cash interest expense (3)	$346.0	to	$356.0
Non-discretionary cash capital expenditures (4)	$34.0	to	$44.0
AFFO (2)	$861.0	to	$908.0
AFFO per share (2) (5)	$7.27	to	$7.67
Discretionary cash capital expenditures (6)	$530.0	to	$550.0

(1)	The Company’s Outlook for site leasing revenue includes revenue associated with pass through reimbursable expenses.
(2)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(3)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(4)	Consists of tower maintenance and general corporate capital expenditures. Includes $3.5 million of estimated capital expenditures associated with hurricanes Harvey, Irma, and Maria.
(5)	Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 118.4 million. Our Outlook does not include the impact of any repurchases of the Company’s stock during 2018.
(6)	Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Monday, February 26, 2018 at 5:00 PM (ET) to discuss the quarterly results. The call may be accessed as follows:

When:	Monday, February 26, 2018 at 5:00 PM (ET)
Dial-in Number:	(800) 230-1059
Conference Name:	SBA fourth quarter results
Replay Available:	February 26, 2018 at 9:00 PM (ET) through March 12, 2018 at 11:59 PM (ET)
Replay Number:	(800) 475-6701
Access Code:	442692
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the Company’s long term goal of producing AFFO of $10 or more per share in 2020, the factors contributing to its ability to achieve that goal and its progress toward achieving that goal, (ii) future customer activity levels, including with respect to FirstNet, (iii) the Company’s intentions for future capital allocation, including its target leverage range, (iv) the Company’s portfolio growth goals, (v) the Company’s financial and operational guidance for the full year 2018, (vi) timing of closing for currently pending acquisitions, (vii) the Company’s expectations regarding additional capital spending in 2018, and (viii) the Company’s expectations regarding foreign exchange rates and their impact on the Company’s financial and operational guidance. Furthermore, the Company’s 2018 outlook assumes that the Company’s business is currently operated in a manner that complies with the REIT rules and that the Company is able to qualify and to remain qualified as a REIT and the timing of such qualification. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 1, 2017.

The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to identify and acquire sites at prices and upon terms that will allow the portfolio growth to be accretive; (3) the Company’s ability to accurately identify any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (4) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (5) the impact of continued consolidation among wireless service providers on the Company’s leasing revenue; (6) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (7) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (8) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for its business while seeking to attain its investment goals; (9) the Company’s ability to acquire land underneath towers on terms that are accretive; (10) the Company’s ability to realize economies of scale from its tower portfolio; (11) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular in the United States, Brazil, and internationally; (12) the continued dependence on towers and outsourced site development services by the wireless carriers; (13) the Company’s ability to protect its rights to land under its towers; (14) the Company’s ability to obtain future financing at commercially reasonable rates or at all; and (15) the Company’s ability to qualify for treatment as a REIT for U.S. federal income tax purposes and to comply with and conduct its business in accordance with such rules. With respect to the Company’s plan for new builds, these factors also include zoning and regulatory approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2018. With respect to its expectations regarding the ability to close pending acquisitions, these factors also include satisfactorily completing due diligence, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and its ability to accurately anticipate the future performance of the acquired towers, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration. With respect to repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Site leasing	$414,084	$393,609	$1,623,173	$1,538,070
Site development	28,989	22,896	104,501	95,055

Total revenues	443,073	416,505	1,727,674	1,633,125

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	90,457	86,606	359,527	342,215
Cost of site development	24,073	19,661	86,785	78,682
Selling, general, and administrative (1)(2)	30,520	33,024	130,697	143,349
Acquisition related adjustments and expenses	5,510	4,167	12,367	13,140
Asset impairment and decommission costs	10,789	7,063	36,697	30,242
Depreciation, accretion, and amortization	162,643	158,554	643,100	638,189

Total operating expenses	323,992	309,075	1,269,173	1,245,817

Operating income	119,081	107,430	458,501	387,308

Other income (expense):
Interest income	2,689	3,224	11,337	10,928
Interest expense	(86,334)	(78,258)	(323,749)	(329,171)
Non-cash interest expense	(733)	(703)	(2,879)	(2,203)
Amortization of deferred financing fees	(5,336)	(5,102)	(21,940)	(21,136)
Loss from extinguishment of debt, net	—	(18,189)	(1,961)	(52,701)
Other income (expense), net	(18,636)	2,139	(2,418)	94,278

Total other expense	(108,350)	(96,889)	(341,610)	(300,005)

Income before provision for income taxes	10,731	10,541	116,891	87,303
Provision for income taxes	(3,071)	(5,285)	(13,237)	(11,065)

Net income	$7,660	$5,256	$103,654	$76,238

Net income per common share
Basic	$0.07	$0.04	$0.86	$0.61

Diluted	$0.06	$0.04	$0.86	$0.61

Weighted average number of common shares
Basic	117,231	122,682	119,860	124,448

Diluted	118,931	123,307	121,022	125,144

(1)	Includes non-cash compensation of $9,167 and $8,057 for the three months ended December 31, 2017 and 2016, respectively, and $37,236 and $32,497 for the year ended December 31, 2017 and 2016, respectively.
(2)	Includes the impact of the $16,498 Oi reserve for the year ended December 31, 2016.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$68,783	$146,109
Restricted cash	32,924	36,786
Accounts receivable, net	90,673	78,344
Costs and estimated earnings in excess of billings on uncompleted contracts	17,437	11,127
Prepaid and other current assets	49,716	52,205

Total current assets	259,533	324,571
Property and equipment, net	2,812,346	2,792,076
Intangible assets, net	3,598,131	3,656,924
Other assets	650,195	587,374

Total assets	$7,320,205	$7,360,945

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$33,334	$28,320
Accrued expenses	69,862	61,129
Current maturities of long-term debt	20,000	627,157
Deferred revenue	97,969	101,098
Accrued interest	48,899	44,503
Other current liabilities	8,841	11,240

Total current liabilities	278,905	873,447
Long-term liabilities:
Long-term debt, net	9,290,686	8,148,426
Other long-term liabilities	349,728	334,993

Total long-term liabilities	9,640,414	8,483,419
Shareholders’ deficit:
Prefer. stock-par value $.01, 30,000 shares authorized, no shares issued or outst.	—	—
Common stock - Class A, par value $.01, 400,000 shares authorized, 116,446 and 121,004 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	1,164	1,210
Additional paid-in capital	2,167,470	2,010,520
Accumulated deficit	(4,388,288)	(3,637,467)
Accumulated other comprehensive loss	(379,460)	(370,184)

Total shareholders’ deficit	(2,599,114)	(1,995,921)

Total liabilities and shareholders’ deficit	$7,320,205	$7,360,945

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited) (in thousands)

	For the three months ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,660	$5,256
Adjust. to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	162,643	158,554
Non-cash asset impairment and decommission costs	10,107	6,643
Non-cash compensation expense	9,355	8,163
Amortization of deferred financing fees	5,336	5,102
Loss (gain) on remeasurement of U.S. denominated intercompany loan	20,403	(1,066)
Provision for doubtful accounts	1,411	2,000
Loss from extinguishment of debt, net	—	18,189
Other non-cash items reflected in the Statements of Operations	(2,370)	2,193
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(8,943)	(3,626)
Prepaid expenses and other assets	1,280	(9,316)
Accounts payable and accrued expenses	(4,550)	2,609
Accrued interest	29,231	8,963
Other liabilities	(3,429)	11,630

Net cash provided by operating activities	228,134	215,294

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(280,540)	(85,433)
Capital expenditures	(41,870)	(35,662)
Other investing activities	7,082	(6,927)

Net cash used in investing activities	(315,328)	(128,022)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under Revolving Credit Facility	(390,000)	240,000
Repurchase and retirement of common stock, inclusive of fees	(331,164)	(343,340)
Payment for the redemption of 5.625% Senior Notes	—	(514,065)
Proceeds from 2017 Senior Notes, net of fees and original issue discount	741,108	(264)
Other financing activities	3,084	(4,422)

Net cash provided by (used in) financing activities	23,028	(622,091)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4,001)	(142)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(68,167)	(534,961)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	172,462	720,931

End of period	$104,295	$185,970

Selected Capital Expenditure Detail

	For the three months ended December 31, 2017	For the year ended December 31, 2017
	(in thousands)
Construction and related costs on new builds	$20,461	$68,790
Augmentation and tower upgrades	11,204	43,028
Non-discretionary capital expenditures:
Tower maintenance	8,274	30,091
General corporate	1,931	5,135

Total non-discretionary capital expenditures	10,205	35,226

Total capital expenditures	$41,870	$147,044

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at September 30, 2017	15,949	10,815	26,764
Sites acquired during the fourth quarter	36	953	989
Sites built during the fourth quarter	12	164	176
Sites decommissioned during the fourth quarter	(18)	(2)	(20)

Sites owned at December 31, 2017	15,979	11,930	27,909

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months ended December 31,		For the three months ended December 31,		For the three months ended December 31,
	2017	2016	2017	2016	2017	2016
	(in thousands)
Segment revenue	$333,539	$322,685	$80,545	$70,924	$28,989	$22,896
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(64,922)	(64,913)	(25,535)	(21,693)	(24,073)	(19,661)

Segment operating profit	$268,617	$257,772	$55,010	$49,231	$4,916	$3,235

Segment operating profit margin	80.5%	79.9%	68.3%	69.4%	17.0%	14.1%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue; (ii) Tower Cash Flow and Tower Cash Flow Margin; (iii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); (v) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; and (vi) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition. Specifically, we believe that:

(1)    Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2)     Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3)    FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4)    Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5)     Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2014 Senior Notes, 2016 Senior Notes, and 2017 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the following financial metrics by dividing the current period’s financial results by the average monthly exchange rates of the prior year period. The table below provides the reconciliation of the reported growth rate year-over-year of each of the following measures to the growth rate after eliminating the impact of changes in foreign currency exchange rates to such measure: (1) total site leasing revenue, total cash site leasing revenue, and International cash site leasing revenue, (2) total site leasing segment operating profit and International site leasing segment operating profit, (3) total Tower Cash Flow and International Tower Cash Flow, (4) Net income, (5) diluted earnings per share, (6) Adjusted EBITDA, and (7) AFFO and AFFO per share.

	Fourth quarter 2017 year over year growth rate	Foreign currency impact	Growth excluding foreign currency impact
Total site leasing revenue	5.2%	0.3%	4.9%
Total cash site leasing revenue	6.0%	0.3%	5.7%
Int’l cash site leasing revenue	16.6%	1.6%	15.0%
Total site leasing segment operating profit	5.4%	0.2%	5.2%
Int’l site leasing segment operating profit	11.7%	1.4%	10.3%
Total site leasing tower cash flow	6.0%	0.2%	5.8%
Int’l site leasing tower cash flow	15.7%	1.5%	14.2%
Net income	45.3%	(385.9%)	431.2%
Earnings per share - diluted	50.0%	(425.0%)	475.0%
Adjusted EBITDA	8.0%	0.2%	7.8%
AFFO	5.2%	0.3%	4.9%
AFFO per share	9.2%	0.0%	9.2%

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The tables below set forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months ended December 31,		For the three months ended December 31,		For the three months ended December 31,
	2017	2016	2017	2016	2017	2016
	(in thousands)
Site leasing revenue	$333,539	$322,685	$80,545	$70,924	$414,084	$393,609
Non-cash straight-line leasing revenue	(669)	(2,033)	(3,311)	(4,662)	(3,980)	(6,695)

Cash site leasing revenue	332,870	320,652	77,234	66,262	410,104	386,914
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(64,922)	(64,913)	(25,535)	(21,693)	(90,457)	(86,606)
Non-cash straight-line ground lease expense	6,439	7,152	950	945	7,389	8,097

Tower Cash Flow	$274,387	$262,891	$52,649	$45,514	$327,036	$308,405

Tower Cash Flow Margin	82.4%	82.0%	68.2%	68.7%	79.7%	79.7%

Forecasted Tower Cash Flow for Full Year 2018

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2018:

	Full Year 2018
	(in millions)
Site leasing revenue	$1,730.0	to	$1,750.0
Non-cash straight-line leasing revenue	(24.0)	to	(19.0)

Cash site leasing revenue	1,706.0	to	1,731.0
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(371.0)	to	(381.0)
Non-cash straight-line ground lease expense	22.0	to	27.0

Tower Cash Flow	$1,357.0	to	$1,377.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months ended December 31,
	2017	2016
	(in thousands)
Net income	$7,660	$5,256
Non-cash straight-line leasing revenue	(3,979)	(6,695)
Non-cash straight-line ground lease expense	7,389	8,097
Non-cash compensation	9,355	8,163
Loss from extinguishment of debt, net	—	18,189
Other (income) expense	18,636	(2,139)
Acquisition related adjustments and expenses	5,510	4,167
Asset impairment and decommission costs	10,789	7,063
Interest income	(2,689)	(3,224)
Total interest expense (1)	92,403	84,063
Depreciation, accretion, and amortization	162,643	158,554
Provision for taxes (2)	2,347	5,523

Adjusted EBITDA	$310,064	$287,017

Annualized Adjusted EBITDA (3)	$1,240,256	$1,148,068

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	For the three months ended December 31, 2017 and 2016, these amounts included $(724) and $238, respectively, of franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended December 31,
	2017	2016
	(in thousands)
Total revenues	$443,073	$416,505
Non-cash straight-line leasing revenue	(3,979)	(6,695)

Total revenues minus non-cash straight-line leasing revenue	$439,094	$409,810

Adjusted EBITDA	$310,064	$287,017

Adjusted EBITDA Margin	70.6%	70.0%

Forecasted Adjusted EBITDA for Full Year 2018

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2018:

	Full Year 2018
	(in millions)
Net income	$65.5	to	$119.5
Non-cash straight-line leasing revenue	(24.0)	to	(19.0)
Non-cash straight-line ground lease expense	22.0	to	27.0
Non-cash compensation	45.0	to	40.0
Other (income) expense	20.0	to	15.0
Acquisition related adjustments and expenses	15.0	to	10.0
Asset impairment and decommission costs	36.0	to	31.0
Interest income	(9.0)	to	(6.0)
Total interest expense (1)	386.0	to	374.0
Depreciation, accretion, and amortization	700.0	to	690.0
Provision for taxes (2)	22.5	to	17.5

Adjusted EBITDA	$1,279.0	to	$1,299.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

The tables below set forth the reconciliations of FFO and AFFO to their most comparable GAAP measurement.

	For the three months ended December 31,
(in thousands, except per share amounts)	2017	2016
Net income	$7,660	$5,256
Real estate related depreciation, amortization, and accretion	161,766	157,407
Adjustments for unconsolidated joint ventures	992	—

FFO	$170,418	$162,663
Adjustments to FFO:
Non-cash straight-line leasing revenue	(3,979)	(6,695)
Non-cash straight-line ground lease expense	7,389	8,097
Non-cash compensation	9,355	8,163
Adjustment for non-cash portion of tax provision	(2,740)	2,663
Non-real estate related depreciation, amortization, and accretion	877	1,147
Amortization of deferred financing costs and debt discounts	6,069	5,805
Loss from extinguishment of debt, net	—	18,189
Other (income) expense	18,636	(2,139)
Acquisition related adjustments and expenses	5,510	4,167
Asset impairment and decommission costs	10,789	7,063
Non-discretionary cash capital expenditures	(10,205)	(7,820)
Adjustments for unconsolidated joint ventures	(343)	—

AFFO	$211,776	$201,303

Weighted average number of common shares (1)	118,931	123,307

AFFO per share	$1.78	$1.63

(1)	For purposes of the AFFO per share calculation, the basic weighted average number of common shares has been adjusted to include the dilutive effect of stock options and restricted stock units.

Forecasted AFFO for the Full Year 2018

The table below sets forth the reconciliation of the forecasted AFFO and AFFO per share set forth in the Outlook section to its most comparable GAAP measurement for the full year 2018:

(in millions, except per share amounts)	Full Year 2018
Net income	$65.5	to	$119.5
Real estate related depreciation, amortization, and accretion	691.0	to	683.0
Adjustments for unconsolidated joint ventures	1.5	to	2.5

FFO	$758.0	to	$805.0
Adjustments to FFO:
Non-cash straight-line leasing revenue	(24.0)	to	(19.0)
Non-cash straight-line ground lease expense	22.0	to	27.0
Non-cash compensation	45.0	to	40.0
Non-real estate related depreciation, amortization, and accretion	9.0	to	7.0
Amort. of deferred financing costs and debt discounts	22.0	to	23.0
Other (income) expense	20.0	to	15.0
Acquisition related adjustments and expenses	15.0	to	10.0
Asset impairment and decommission costs	36.0	to	31.0
Non-discretionary cash capital expenditures	(44.0)	to	(34.0)
Adjustments for unconsolidated joint ventures	2.0	to	3.0

AFFO	$861.0	to	$908.0

Weighted average number of common shares (1)	118.4		118.4

AFFO per share	$7.27		$7.67

(1)	Our assumption for weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2018 other than those repurchases completed as of the date of this press release.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

December 31, 2017
(in thousands)
2013-1C Tower Securities	$425,000
2013-2C Tower Securities	575,000
2013-1D Tower Securities	330,000
2014-1C Tower Securities	920,000
2014-2C Tower Securities	620,000
2015-1C Tower Securities	500,000
2016-1C Tower Securities	700,000
2017-1C Tower Securities	760,000
Revolving Credit Facility	40,000
2014 Term Loan	1,447,500
2015 Term Loan	487,500

Total secured debt	6,805,000
2014 Senior Notes	750,000
2016 Senior Notes	1,100,000
2017 Senior Notes	750,000

Total unsecured debt	2,600,000

Total debt	$9,405,000

Leverage Ratio
Total debt	$9,405,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(101,937)

Net debt	$9,303,063

Divided by: Annualized Adjusted EBITDA	$1,240,256

Leverage Ratio	7.5x

Secured Leverage Ratio
Total secured debt	$6,805,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(101,937)

Net Secured Debt	$6,703,063

Divided by: Annualized Adjusted EBITDA	$1,240,256

Secured Leverage Ratio	5.4x